                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:          John Mongelli
                  Investor Relations
                  (770) 752-6171

CHOICEPOINT(R) REPORTS RECORD FIRST QUARTER CORE REVENUE OF $184 MILLION

ALPHARETTA, GA. - APRIL 22, 2003- ChoicePoint Inc. (NYSE: CPS), today reported record first quarter total revenue of $194.9 million and a total revenue growth rate over the first quarter of 2002 of 16 percent. Excluding $10.9 million of reimbursable expenses grossed up as revenue under EITF 01-14, first quarter core revenue was $184.0 million. This core revenue represents a 16 percent increase over comparable revenue in the first quarter of 2002 and an internal revenue growth rate (which represents core revenue less revenue from acquisitions) of 8 percent. The internal revenue growth rate was 6 percent for the comparable quarter of 2002. These results exclude revenue from the discontinued operations of CP Commercial Specialists ("CPCS") which was sold in February 2003.

Total earnings per share ("EPS") for the first quarter was $0.73, which includes $0.37 per share from the gain on sale of CPCS.

"Coming off in an extremely strong fourth quarter, I am very pleased with our results this quarter which position us well for another strong year in 2003," commented Derek V. Smith, Chairman and CEO. "Despite challenging U.S. economic conditions, we continue to deliver tremendous financial performance by taking advantage of new growth opportunities and successfully managing costs."

Chief Financial Officer Steve Surbaugh added, "I'm very pleased with our financial metrics this quarter and how our business units continue to deliver strong results despite tough operating conditions. Our ability to deliver record revenues and earnings demonstrates the underlying strength of our business model. Additionally, our solid capital structure and strong cash flows position us well to execute our growth initiatives in 2003."


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ChoicePoint Earnings
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FINANCIAL HIGHLIGHTS

- Core revenue increased 16 percent to $184.0 million for the first quarter of 2003 from $158.6 million for the first quarter of 2002, reflecting an internal revenue growth rate of 8 percent. First quarter 2003 total revenue increased 16 percent to $194.9 million from $168.7 million in 2002.

- Operating income increased 17 percent to $51.8 million for the first quarter of 2003 from $44.2 million for the first quarter of 2002.

- In the first quarter, ChoicePoint acquired National Data Retrieval, Inc., one of the nation's leading providers of public records information for bankruptcies, civil judgments, and federal and state tax liens based in Alpharetta, Georgia, and The List Source, Inc. d/b/a Kramer Lead Marketing Group, a marketing company servicing the life & health insurance and financial services markets based in Dallas, Texas.

- Also in the first quarter, ChoicePoint sold its CPCS business for approximately $87 million and recorded a gain on sale of business of approximately $32.9 million, net of taxes.

- Free cash flow (net cash provided by operating activities of continuing operations of $31.2 million less capital expenditures of $12.6 million) was $18.6 million for the first quarter of 2003.

- Net debt (total debt less cash) decreased by $60.3 million to $87.8 million as of March 31, 2003 as we used proceeds from the sale of CPCS to pay down debt. We have subsequently paid down an additional $14 million of debt in April 2003, which brings our additional remaining debt capacity under our committed financing lines to approximately $325 million.

OPERATIONAL HIGHLIGHTS

INSURANCE SERVICES

- Total revenue increased 19 percent to $76.1 million in the first quarter of 2003 compared to $64.1 million in the prior year, reflecting an internal revenue growth rate of 17 percent. These results exclude CPCS which was sold in February 2003 and is reported as discontinued operations in the accompanying financial information. 2003 results were driven by the ramp up of new products and increased unit volumes in the personal lines business and strong


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ChoicePoint Earnings
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         demand for our commercial insurance products including our business outsourcing product line at Insurity.

- Operating income in Insurance Services was $42.4 million for the first quarter of 2003, up 21 percent from $35.0 million in the prior year. Operating profit margin in Insurance Services for the quarter was 55.7 percent, 110 basis points above 54.6 percent in the first quarter of 2002. The increase in operating income is due primarily to the revenue growth discussed above and product mix.

BUSINESS & GOVERNMENT SERVICES

- Total revenue increased 17 percent over the prior year first quarter to $81.0 million in 2003 compared to $69.1 million in the prior year primarily due to revenue from acquisitions and strong growth in our WorkPlace Solutions business offset by slower growth in our Public Records and Nursery businesses. Internal revenue growth was 4 percent for the first quarter of 2003 over the comparable period in 2002.

- Operating income in Business & Government Services was $15.6 million for the first quarter of 2003, up 24 percent from $12.5 million in the prior year due to income from acquisitions and the continued focus on cost controls and growth of higher margin products such as National Criminal File. Operating profit margin in Business & Government Services for the first quarter of 2003 was 19.2 percent, up 110 basis points from 18.1 percent for the prior year.

MARKETING SERVICES

- In the first quarter of 2003, revenue excluding reimbursable expenses increased 8 percent over the prior year to $25.6 million in 2003 compared to $23.7 million in the prior year driven by acquisitions. The internal revenue growth rate was a negative 2 percent. Total revenue for the segment increased 8 percent to $36.5 million from $33.7 million in the prior year. The Company excludes the revenue from reimbursable expenses in its operational analyses because these items are fully reimbursed by our customers without markup and have no impact on operating income, net income, EPS, cash flows or the balance sheet.


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ChoicePoint Earnings
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-        Operating income in Marketing Services was $6.9 million for the first quarter of 2003, down 7 percent from $7.4 million in the prior year. First quarter operating profit margin, as a percentage of revenue without reimbursable expenses, was 27.0 percent, down from 31.2 percent for the prior year primarily due a change in product mix. Operating profit margins, as a percent of total revenue, were 18.9 percent in 2003 compared to 21.9 percent in 2002.

OUTLOOK

ChoicePoint strives to operate its businesses in a manner that will drive, over the long term, annual internal revenue growth in the 12 to 15 percent range and to supplement this growth with acquisitions. Annual total revenue growth rate is estimated to be in the 15 to 20 percent range over the long term. ChoicePoint believes that for 2003, assuming no significant change in economic conditions, internal revenue growth from our base businesses should be in the 10 to 11 percent range with successes in our new business initiatives (e.g., homeland security) moving us into our long-term (12 to 15 percent) range. However, economic conditions and customer demand will cause variations by quarter and fiscal year. Additionally, the Company continues to pursue acquisitions, which, if consummated, could enhance total top line growth above the projected internal growth rate. As previously discussed, the Company has already consummated two acquisitions in 2003. These transactions are not expected to have a material impact on our overall results.

Based on these overall revenue assumptions and consistent levels of investment in new products, R&D and nursery initiatives, the Company continues to anticipate year-over-year operating margin expansion of up to 100 basis points in 2003.


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ChoicePoint Earnings
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WEBCAST

ChoicePoint's first quarter results will be discussed in more detail on April 22, 2003, at 8:30 am EST via teleconference. The live audio Webcast of the call will be available on ChoicePoint's Web site at www.choicepoint.com. There will also be a replay of the call available beginning at approximately 10:00 am EST at the same Web address.

About ChoicePoint

ChoicePoint Inc. (NYSE: CPS) is the leading provider of identification and credential verification services for making smarter decisions in a world challenged by increased risks. Serving the needs of business, government, non-profit organizations and individuals, ChoicePoint works to create a safer and more secure society through the responsible use of information while ensuring the protection of personal privacy. For more information about ChoicePoint, visit the company's Web site at www.choicepoint.com.

Forward-Looking Statements

Certain written statements in this release and oral statements made by or on behalf of the Company may constitute "forward-looking statements" as defined under the Private Securities Litigation Reform Act of 1995. Words or phrases such as "should result," "are expected to," "we anticipate," "we estimate," "we project," or similar expressions are intended to identify forward-looking statements. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in any forward-looking statements. These risks and uncertainties include, but are not limited to, the following important factors: demand for the Company's services, product development, maintaining acceptable margins, ability to control costs, the impact of federal, state and local regulatory requirements on the Company's business, including the public records market and privacy matters affecting the Company, the impact of competition and the uncertainty of economic conditions in general. Additional information concerning these and other risks and uncertainties is contained in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2002. Readers are cautioned not to place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made, and the Company undertakes no obligation to publicly update these statements based on events that may occur after the date of this press release.


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ChoicePoint Earnings
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                                CHOICEPOINT INC.
                              Financial Highlights

(Unaudited)                                                                               Three Months Ended
                                                                                      ---------------------------
                                                                                               March 31,
                                                                                      ---------------------------
(Dollars in thousands, except per share data)                                           2003               2002
                                                                                      ---------         ---------
Core revenue (a) .............................................................        $ 184,005         $ 158,570
Revenue from divested and discontinued product lines .........................               --                72
                                                                                      ---------         ---------
Revenue before reimbursable expenses .........................................          184,005           158,642
Reimbursable expenses per EITF 01-14 (b) .....................................           10,944            10,019
                                                                                      ---------         ---------
Total revenue ................................................................          194,949           168,661
                                                                                      =========         =========

Operating income .............................................................           51,803            44,222
Interest expense, net ........................................................           (1,006)           (2,286)
                                                                                      ---------         ---------
Income from continuing operations before income taxes ........................           50,797            41,936
Provision for income taxes ...................................................           19,506            16,097
                                                                                      ---------         ---------
Income from continuing operations ............................................           31,291            25,839
Income from discontinued operations, net of taxes (c) ........................              991             1,575
Gain on sale of discontinued operations, net of taxes (c) ....................           32,893                --
Cumulative effect of change in accounting principle, net of taxes (d) ........               --           (24,416)
                                                                                      ---------         ---------
Net income ...................................................................        $  65,175         $   2,998
                                                                                      =========         =========

EPS - diluted (e):
     Income from continuing operations .......................................        $    0.35         $    0.29
     Discontinued operations, net of taxes ...................................             0.01              0.02
     Gain on sale of discontinued operations, net of taxes ...................             0.37                --
     Cumulative effect of change in accounting principle, net of taxes .......               --             (0.27)
                                                                                      ---------         ---------
     Net Income ..............................................................        $    0.73         $    0.03
                                                                                      =========         =========
  Weighted average shares - diluted (e) ......................................           89,374            88,969
                                                                                      =========         =========

EBITDA (f) ...................................................................        $  65,194         $  54,805

(a) Core revenue excludes revenue from reimbursable expenses (see (b) below) and divested and discontinued product lines. The Company uses the core revenue metric to measure its continuing operations without the effect of reimbursable expenses.
(b) Reimbursable expenses per Emerging Issues Task Force ("EITF") 01-14 represent out-of-pocket expenses fully reimbursed by ChoicePoint's customers and recorded as revenues and expenses in accordance with EITF 01-14 "Income Statement Characterization of Reimbursements Received for `Out-of-Pocket' Expenses Incurred". As these expenses are fully reimbursed, without mark-up, by our customers and in a majority of cases prepaid by the customers, there is no impact on operating income, net income, EPS, cash flows or the balance sheet. In addition, management excludes these expenses from its revenue analysis for operational management and incentive purposes; therefore, we have separately identified these expenses and excluded the impact of them from calculations of core revenue, internal revenue growth and operating margins. Other pass-through expenses such as motor vehicle registry fees will continue to be accounted for on a net basis and, as such, excluded from revenues in our financial statements in accordance with generally accepted accounting principles. First quarter pass-through expenses totaled $150.0 million in 2003 and $115.2 million in 2002.


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ChoicePoint Earnings
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(c)      On February 28, 2003, the Company sold its CPCS operating unit. The proceeds from the sale of CPCS were approximately $87 million. CPCS is reported as a discontinued operation for all periods presented and the results of its operations are reflected separately from the results of continuing operations.
(d) The change in accounting principle, net of taxes represents the goodwill impairment charge recorded by the Company retroactive to January 1, 2002 in accordance with Financial Accounting Standards Board ("FASB") Statement No. 142, "Goodwill and Other Intangible Assets," ("FASB Statement No. 142").
(e) Earnings per share and weighted average shares reflect the 4-for-3 stock split paid on June 6, 2002.
(f) Earnings before interest, taxes, depreciation and amortization ("EBITDA"), is not presented as a substitute for operating income, net income or cash flows from operating activities. The Company has included EBITDA data (which are not a measure of financial performance under generally accepted accounting principles) because such data are used by the Company to compare its performance to its competitors and to manage its on-going business and is also used by certain investors to analyze and compare companies on the basis of operating performance, leverage and liquidity, and to determine a company's ability to service debt.

                                CHOICEPOINT INC.
                        Financial Highlights (continued)

(Unaudited)                                                                              Three Months Ended
                                                                                               March 31,
                                                                                      --------------------------
(Dollars in thousands)                                                                  2003              2002
                                                                                      ---------        ---------
CASH FLOW HIGHLIGHTS
Income from continuing operations ............................................        $ 31,291         $ 25,839
Depreciation & amortization ..................................................          13,391           10,583
Changes in assets & liabilities and other ....................................         (13,516)         (12,849)
                                                                                      --------         --------
Net cash provided by operating activities of continuing operations ...........        $ 31,166         $ 23,573
Net cash (used) provided by activities of discontinued operations ............        $ (8,229)        $    636
Acquisitions, net of cash acquired ...........................................        $(37,608)        $(15,000)
Cash proceeds from sale of business ..........................................          87,000               --
Capital expenditures .........................................................         (12,610)         (12,160)
Other investing activities ...................................................              --               --
                                                                                      --------         --------
Net cash provided (used) by investing activities .............................        $ 36,782         $(27,160)
Net cash used by financing activities ........................................        $(68,525)        $(21,494)


KEY BALANCE SHEET HIGHLIGHTS                                                       March 31, 2003
                                                                                   --------------
Debt                                                                                  $113,311
Cash                                                                                    25,553
                                                                                      --------
Debt (net of cash)                                                                    $ 87,758
Shareholders' Equity                                                                  $692,360
Days sales outstanding (adjusted for pass through expenses)                            41 days


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ChoicePoint Earnings
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                       CHOICEPOINT INC.
                     2003 SEGMENT RESULTS


                                                                Q1 2003
                                                               ---------
             REVENUE

             Insurance Services                                $  76,134
             Business & Government Services                       80,995
             Marketing Services                                   25,573
             Royalty                                               1,303
                                                               ---------
                Core revenue                                     184,005
             Divested & Discontinued Product Lines                    --
                                                               ---------
             Revenue w/o reimbursable expenses                   184,005
             Reimbursable Expenses per EITF 01-14                 10,944
                                                               ---------
                Total Revenue                                  $ 194,949
                                                               =========
             OPERATING INCOME
             Insurance Services                                $  42,436
             Business & Government Services                       15,571
             Marketing Services                                    6,908
             Royalty                                                 646
             Income from Reimbursable Expenses                        --
             Divested & Discontinued Product Lines                    --
             Corporate & Shared Expenses (a)                     (13,758)
                                                               ---------
                Operating Income                               $  51,803
                                                               =========
             CORE REVENUE (REVENUE W/O REIMBURSABLE
             EXPENSES AND DIVESTED & DISCONTINUED
             PRODUCT LINES) GROWTH RATE                             16.0%
                                                               ---------
             INTERNAL REVENUE GROWTH RATES
             Insurance Services                                     17.2%
             Business & Government Services                          3.9%
             Marketing Services                                     -2.4%
             Continuing operations                                   8.1%
                                                               ---------
             OPERATING MARGINS
             Insurance Services                                     55.7%
             Business & Government Services                         19.2%
             Marketing Services                                     27.0%
             Operating income, as a percentage of
               revenue w/o reimbursable expenses                    28.2%
                                                               ---------
             Operating income, as a percentage of
               total revenue                                        26.6%
                                                               ---------


(a) Corporate and shared expenses represent costs of support functions, research and development initiatives, incentives and profit sharing that benefit all three segments.


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ChoicePoint Earnings
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                                CHOICEPOINT INC.
                              2002 SEGMENT RESULTS

                                                   Q1 2002         Q2 2002         Q3 2002         Q4 2002       Total 2002
                                                  --------        --------        --------        --------       ----------
REVENUE
Insurance Services                                $ 64,140        $ 67,031        $ 70,495        $ 68,616        $270,282
Business & Government Services                      69,116          75,713          79,307          84,625         308,761
Marketing Services                                  23,717          27,950          27,467          26,699         105,833
Royalty                                              1,597           1,542           1,563           1,153           5,855
                                                  --------        --------        --------        --------        --------
   Core revenue                                    158,570         172,236         178,832         181,093         690,731
Divested & Discontinued Product Lines                   72              --              --              --              72
                                                  --------        --------        --------        --------        --------
Revenue w/o reimbursable expenses                  158,642         172,236         178,832         181,093         690,803
Reimbursable Expenses per EITF 01-14                10,019           9,923          10,098           8,480          38,520
                                                  --------        --------        --------        --------        --------
   Total Revenue                                  $168,661        $182,159        $188,930        $189,573        $729,323
                                                  ========        ========        ========        ========        ========
OPERATING INCOME
Insurance Services                                $ 35,024        $ 35,502        $ 37,163        $ 36,950        $144,639
Business & Government Services                      12,520          17,293          19,549          20,062          69,424
Marketing Services                                   7,405           9,232           8,509           7,720          32,866
Royalty                                                997             933             932             464           3,326
Income from Reimbursable Expenses                       --              --              --              --              --
Divested & Discontinued Product Lines                 (206)             --              --              --            (206)
Corporate & Shared Expenses                        (11,518)        (16,885)        (16,163)        (15,619)        (60,185)
                                                  --------        --------        --------        --------        --------
   Operating Income before unusual items (b)      $ 44,222        $ 46,075        $ 49,990        $ 49,577        $189,864
                                                  ========        ========        ========        ========        ========
   Unusual items (b)                                    --          (7,342)             --              --          (7,342)
                                                  --------        --------        --------        --------        --------
   Operating Income                               $ 44,222        $ 38,733        $ 49,990        $ 49,577        $182,522
                                                  ========        ========        ========        ========        ========


   CORE REVENUE (REVENUE W/O REIMBURSABLE
   EXPENSES AND DIVESTED & DISCONTINUED
   PRODUCT LINES) GROWTH RATE                         18.0%           22.9%           16.9%           20.1%           19.4%
                                                  --------        --------        --------        --------        --------
INTERNAL REVENUE GROWTH RATES
Insurance Services                                    17.5%           17.0%           18.5%           18.0%           17.8%
Business & Government Services                        -3.8%            5.6%           12.3%           17.6%            8.4%
Marketing Services                                     3.4%            5.4%            4.9%            6.7%            5.2%
                                                  --------        --------        --------        --------        --------
Continuing operations                                  5.7%           10.0%           13.4%           15.6%           11.4%
                                                  --------        --------        --------        --------        --------
OPERATING MARGINS
Insurance Services                                    54.6%           53.0%           52.7%           53.9%           53.5%
Business & Government Services                        18.1%           22.8%           24.6%           23.7%           22.5%
Marketing Services                                    31.2%           33.0%           31.0%           28.9%           31.1%

Operating income before unusual items,
  as a percentage of revenue w/o                  --------        --------        --------        --------        --------
  reimbursable expenses (b)                           27.9%           26.8%           28.0%           27.4%           27.5%
                                                  --------        --------        --------        --------        --------
Operating income, as a percentage of
  total revenue                                       26.2%           21.3%           26.5%           26.2%           25.0%
                                                  --------        --------        --------        --------        --------


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ChoicePoint Earnings
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(b)      During the second quarter of 2002, the Company recorded an unusual item charge of $7.3 million ($4.5 million net of taxes). This charge included a write-down of minority investments in start-up companies of $2.4 million, asset impairments of technology initiatives of $3.0 million, $0.5 million in severance and termination benefits and $1.4 million of expenses primarily related to the closure of two facilities and remaining obligations. The company has presented analysis above with and without these items because they represent costs not incurred in the ordinary course of continuing operations and management excludes them in its assessments and management of operations and in determining operational incentive awards.

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